Exhibit 10.16

CASH MANAGEMENT AGREEMENT

THIS CASH MANAGEMENT AGREEMENT (this “Agreement”) is entered into on                           , 2015, by and between Houlihan Lokey Capital (Holdings) Ltd., a UK private limited company (“HL UK”), and ORIX Global Capital, Ltd., a UK private limited company (“OGC”).

WITNESSETH:

WHEREAS, HL UK desires to from time to time advance its cash to OGC, and may demand repayment of some or all of the balance of such advanced amounts as necessary for cash management purposes; and

WHEREAS, in furtherance thereof HL UK and OGC desire to enter into this Agreement whereby HL UK may from time to time advance funds to OGC in the amount of up to USD $150 million on the terms and conditions set forth in this Agreement.

NOW THEREFORE, in consideration of the mutual covenants, undertakings, representations and warranties set forth herein, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby mutually acknowledged, the parties hereto agree as follows:

ARTICLE 1  — DEFINED TERMS

Certain capitalized terms used but not otherwise defined in this Agreement are defined in the Glossary of Defined Terms attached as Exhibit A. Unless otherwise expressly provided or unless the context otherwise requires, such defined terms shall have the meaning specified in the Glossary of Defined Terms or in this Agreement and in any other document related to this transaction which expressly incorporates such Glossary or this Agreement by reference.

ARTICLE 2  — COMMITMENT

2.1                            Commitment and Use. Subject to the terms and conditions of this Agreement, during the term of this Agreement, HL UK may advance funds to OGC (each an “Advance”, and collectively, the “Advances”), and OGC may accept such Advances in an aggregate amount not to exceed USD $150 million at any time outstanding (“Commitment”).

2.2                            Terms.

All Advances under the Commitment shall be subject to the following conditions:

(a)                               at any time HL UK may deliver to OGC a request to accept an Advance hereunder in any amount (subject to Section 2.2(d) below), which request  must be delivered at least three (3) Business Days prior to the date of the intended Advance;

(b)                              the intended Advance shall be made by HL UK only if OGC agrees to accept such Advance;

(c)                               no Advance shall be made to the extent that an Event of Default shall exist and be continuing (which, to the extent it may be remedied, has not been remedied to the satisfaction of the parties hereto) on the date of the intended Advance;

(d)                             such Advance shall only be in a multiple of USD $100,000;

(e)                               no Advance, when aggregated with all previous Advances still outstanding, shall cause the total outstanding aggregate amount of all Advances to exceed the Commitment.

2.3                            Term of this Agreement. The term of this Agreement shall run from the date hereof until the earliest of (i) the Maturity Date, and (ii) the date on which obligations under this Agreement become due and payable pursuant to Section 5.6(a) or otherwise.

ARTICLE 3  — THE ADVANCES

3.1                            The Advances. Subject to the provisions of Section 2.2, HL UK shall make Advances under the Note. OGC’s obligations with respect to the Advances will be evidenced and established by this Agreement and the Note; however, in the event of any conflict or inconsistency between the terms of this Agreement and the Note, the terms of the Note shall prevail. Monies representing Advances made under this Agreement may be advanced, withdrawn and re-advanced (where offered by HL UK), provided that the aggregate outstanding amount of the Advances shall be paid in full on or before the Termination Date.

3.2                            Note. The obligation of OGC to repay the Advances shall be evidenced by the Note, which Note shall: (a) be dated as of even date herewith; (b) be in the original aggregate amount not to exceed the Commitment; (c) bear interest in respect of amounts outstanding under any Advance for the period from the date of the making of the relevant Advance until the Advance is repaid in full at the rate(s) set forth in Section 3.3; (d) be payable as to interest on each Payment Date; (e) be payable as to the Advance balances as set forth in Section 3.5; (f) be entitled to the benefits of this Agreement; and (g) be substantially in the form of Exhibit B attached hereto, with blanks appropriately completed in conformity herewith.

3.3                            Interest. Subject to Section 3.4 below, with respect to each Advance, the Advances shall bear interest on the outstanding balance at a per annum rate equal to the monthly London Interbank Offer Rate as published in the Wall Street Journal two (2) Business Days prior to the commencement of the applicable Interest Period (“LIBOR Rate”) plus 165 basis points (any such rate, subject to the terms hereof, the “Interest Rate”). The Interest Rate shall be reset on the first Business Day of each calendar month. OGC will make interest payments on the outstanding aggregate amount of the Advances either (a) one month in arrears on each Payment Date and upon payment in full of the outstanding aggregate amount (whether by acceleration, stated maturity or otherwise), or (b) if the total aggregate amount of all Advances (plus interest accrued and added to the aggregate amount outstanding in accordance with this Section 3.3(b)) outstanding would not exceed the Commitment, OGC may elect to add interest accruing on the Advances on any given

Payment Date to the aggregate amount outstanding thereunder. Interest will be calculated daily on the basis of a 360 day year on aggregate amounts outstanding under the Advances for the actual number of days elapsed.

3.4                            Default Interest Rate. If any payment of any amount payable hereunder or under any other Cash Management Document is not paid when due, whether on the scheduled Payment Date, the Termination Date, or any other date including as a result of acceleration of the Advances upon an Event of Default, then the amount then due and unpaid shall thereafter bear interest until paid at a rate (“Default Interest Rate”) per annum (based on a 360 day year, actual days elapsed) equal to the applicable Interest Rate plus two percent (2%) per annum, and such accrued interest at the Default Interest Rate shall be due and payable by OGC on demand by HL UK.

3.5                            Repayment.

(a)                               All outstanding Advances shall be repaid in full on the Termination Date.

(b)                              Notwithstanding the provisions of sub-clause (a) above, HL UK may require prepayment of all or any portion of the outstanding Advances (and for partial prepayment, in integral multiples of USD $100,000) at any time and from time to time by sending to OGC notice of prepayment at least five (5) Business Days prior to the date of prepayment. Any amounts prepaid may be re-advanced (where monies representing prepaid Advances are so offered by HL UK) during the term of this Agreement.

(c)                               OGC may optionally prepay any outstanding Advances in whole or in part (in integral multiples of USD $100,000 each in part) at any time and from time to time by sending to HL UK notice of optional prepayment. Any notice of optional prepayment shall (i) specify the proposed prepayment amount, (ii) specify the proposed prepayment date, which shall be a Business Day, and (iii) be delivered to HL UK at least five (5) Business Days prior to the proposed prepayment date. Any amounts prepaid may be re-advanced (where monies representing prepaid Advances are so offered by HL UK) during the term of this Agreement.

(d)                             If at any time the balance of Advances outstanding hereunder exceeds the Commitment, OGC shall immediately repay the amount of such excess as a prepayment of the Advances after providing notice to HL UK.

3.6                            Payment Procedure. Except as specifically set forth in this Agreement, all payments made by OGC under the Note or this Agreement relative to the Advances shall be made by wire transfer to a bank account specified by HL UK. Provided that no Event of Default shall have occurred and be continuing, the amount of all such payments received by HL UK from OGC shall be applied by HL UK, first, against all costs and expenses incurred by HL UK under this Agreement; second, against accrued but unpaid interest on the outstanding Advances; and third, against the unpaid balance of the outstanding Advances. If an Event of Default shall have occurred and be continuing, payments received by HL UK shall be applied in HL UK’s sole discretion.

ARTICLE 4  — COVENANTS AND REPRESENTATIONS

4.1                            Payment and Performance of Obligations. OGC covenants and agrees that, from the date of this Agreement until its payment and performance in full of all of the Obligations, OGC shall, unless HL UK shall otherwise consent in writing, pay and perform all Obligations arising under, and in accordance with, the terms of this Agreement, the Note and the other Cash Management Documents.

4.2                            Representations and Warranties. OGC represents and warrants, on the date of this Agreement and on each date an Advance is made:

(a)                               all necessary corporate and other action has been taken to authorize it to enter into this Agreement, the Note and the Cash Management Documents and to perform the transactions contemplated in them;

(b)                              no limit on its powers or those of its directors will be exceeded as a result of any Advance made pursuant to this Agreement;

(c)                               it has materially complied with the terms of this Agreement and no Event of Default has occurred and is continuing; and

(d)                             its obligations under this Agreement, the Note and the Cash Management Documents are legal, valid, binding and enforceable, except to the extent that enforcement may be affected by laws relating to bankruptcy, reorganization, insolvency and creditors’ rights and by the availability of injunctive relief, specific performance and other equitable remedies.

ARTICLE 5  — DEFAULTS AND REMEDIES

The occurrence of any of the events specified in Sections 5.1 to 5.5 (inclusive) hereof shall constitute an “Event of Default”.

5.1                            Payment Hereunder. OGC shall fail to make payment of any amount when due under the Note, or a default shall be made in the payment of any other part of the Obligations as and when the same shall be due and payable, and five (5) Business Days have expired following OGC’s receipt of written notice of such default from HL UK.

5.2                            Observance of Terms Hereunder. (i) A default in the due observance or performance of any term, covenant, condition or agreement on the part of OGC to be observed or performed pursuant to the terms of this Agreement, the Note, or any other Cash Management Document if such default (other than a default with respect to the payment of any amount due to HL UK under Section 5.1) shall have occurred and continued for thirty (30) days, or (ii) any representation or warranty set out herein or in the Note or other Cash Management Document proves to have been untrue in any material respect when made, repeated or deemed made.

5.3                            Voluntary Actions. OGC shall:

(a)                               apply for or consent to the appointment of an administrator, receiver, trustee or liquidator for itself or any of its properties or assets;

(b)                              admit in writing the inability to pay its debts as they fall due;

(c)                               make a general assignment for the benefit of creditors or enter into any composition, compromise, assignment or arrangement, with one or more of its creditors to reschedule any of its indebtedness (because of actual or anticipated financial difficulties);

(d)                             suffer an order for relief to be entered against it or be declared to be insolvent; or

(e)                               file a voluntary petition in bankruptcy, or a petition seeking reorganization or take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution, insolvency or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law or if action shall be taken by OGC for the purpose of effecting any of the foregoing.

5.4                            Involuntary Actions. Upon the expiration of sixty (60) days after the filing of any involuntary petition against OGC for its winding-up or the appointment of an administrator, receiver, trustee, liquidator or similar relief in respect thereof, in either case without the petition being dismissed prior to that time, or an order, judgment or decree shall be entered, without the application, approval or consent of OGC by any court of competent jurisdiction approving a petition seeking a reorganization of OGC or of all or a substantial part of the properties or assets of OGC or appointing an administrator, receiver, trustee or liquidator or similar official for OGC and such order, judgment or decree shall continue unstayed and in effect for a period of sixty (60) days or more.

5.5                            Invalidity of Guaranty.  The Guaranty shall for any reason (other than pursuant to the terms thereof) cease to be valid and binding on or enforceable against Guarantor, or Guarantor shall so state in writing or Guarantor shall so assert in any pleading filed in any court.

5.6                            Remedies.

(a)                               Subject to Section 5.6(b) below, if an Event of Default occurs, all amounts outstanding under the Note and all other Obligations shall become immediately due and payable, both as to the Advance balances and the interest thereon, in each case without any action by HL UK and without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, notwithstanding anything to the contrary contained herein or in any other Cash Management Document.

(b)                              If an Event of Default occurs, then at any time thereafter during the continuance of such Event of Default, HL UK may, by written notice to OGC, waive its rights to immediate repayment and declare the Note not to be immediately due and payable, notwithstanding anything to the contrary contained herein or in any other Cash Management Document, at which point the Event of Default shall be deemed waived.

5.7                            Notification. OGC shall promptly notify HL UK of any circumstances which constitute or which given the elapse of time are likely to result in an Event of Default hereunder.

ARTICLE 6  — MISCELLANEOUS

6.1                            Notices. Any notice or other communication required or permitted under this Agreement or any other Cash Management Document shall be in writing via certified, registered or expedited mail or via e-mail, and shall be delivered or transmitted to the appropriate address as set forth below.

If to HL UK:

Houlihan Lokey Capital (Holdings) Ltd.

10250 Constellation Boulevard, 5th floor

Los Angeles, CA 90067

Attention: Vice President of Finance

E-mail: etaniguchi@HL.com

If to OGC:

ORIX Global Capital, Ltd.

20-22 Bedford Row

London WC1R 4JS

United Kingdom

Attention: Secretary

E-mail:                                                  ron.barger@orix.com

ryan.farha@orix.com

treasury@orix.com

In each case with a copy to:

Houlihan Lokey, Inc.

10250 Constellation Boulevard, 5th floor

Los Angeles, CA 90067

Attention: General Counsel

E-mail: ccrain@HL.com

6.2                            Survival of Covenants, Etc. All covenants, agreements, representations and warranties made herein, the Note and the other Cash Management Documents, and all certificates delivered and to be delivered pursuant hereto, shall survive the making by HL UK of the Advances and the execution and delivery to HL UK of the Cash Management Documents, and the termination date of this Agreement, and shall continue in full force and effect so long as any part of the Obligations is outstanding, unpaid or unperformed.

Whenever in this Agreement any of the parties hereto are referred to, such reference shall be deemed to include the successors and assigns of such party, and all covenants, promises and agreements by or on behalf of OGC which are contained in this Agreement shall bind and inure to the benefit of the successors and assigns of HL UK.

6.3                            Law Governing and Consent to Venue. This Agreement and the Note (including non-contractual disputes or claims) shall be governed by and construed in accordance with the laws of England and Wales and the parties irrevocably submit for all purposes to the exclusive jurisdiction of the English Courts in connection with any dispute or claim arising out of or in connection with this Agreement and the Note or their subject matter or formation (including non-contractual disputes or claims).

6.4                            Non-Waiver. Neither any failure nor any delay on the part of HL UK in exercising any right, power or privilege hereunder, under the Note or under any of the other Cash Management Documents shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any other right, power or privilege, nor shall any course of dealing between OGC and HL UK operate as a waiver of any right or rights of HL UK.

6.5                            Modification, Amendment, Etc. No modification or amendment of any provision of this Agreement, the Note, or any of the other Cash Management Documents shall in any event be effective unless the same shall be in writing and signed by HL UK and OGC. No waiver or consent to any departure by a party hereto of any provision of this Agreement, the Note or any of the other Cash Management Documents shall in any event be effective unless the same shall be in writing and signed by the other party and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No notice or demand on a party in any case shall entitle the other party to any other or further notice or demand in the same, similar or other circumstance.

6.6                            Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute but one agreement. This Agreement shall be effective when counterparts which, when taken together, bear the signature (including execution by facsimile or electronic means (including a pdf)) of all parties hereto, shall have been delivered to and received by HL UK and OGC.

6.7                            Entirety and Headings. This Agreement, the Note and the other Cash Management Documents contain the entire agreement between OGC and HL UK with respect to the subject matter hereof and replace any prior or contemporaneous understandings and agreements, oral or written, between the parties. No representation, warranty, modification, alteration or agreement shall affect this Agreement, unless made in writing and executed with the same formalities as this Agreement. The paragraph headings do not form a part of this Agreement, but are for convenience only and shall not limit or affect in any way the meaning of its provisions.

6.8                            Right to Defend. HL UK shall have the right, at OGC’s sole cost and expense, to appear in or defend any action or proceeding in which HL UK is named or joined or that otherwise purports to affect the rights or duties of the parties hereunder and in connection therewith pay out of the proceeds of the Advances and/or recover from OGC all necessary costs and expenses (including reasonable attorneys’ fees), with counsel reasonably satisfactory to HL UK.

6.9                            Indemnification. OGC hereby agrees to protect, indemnify, defend and hold harmless HL UK from and against any and all liability, expense or damage of any kind or nature from any third party suits, claims or demands, including reasonable lawyers’ fees and expenses, on account of any matter or thing, whether in suit or not, arising out of any breach by it of this Agreement, the Note or the other Cash Management Documents, other than taxes (which shall be governed exclusively by Section 6.12 hereof).

6.10                    No Obligation to Third Parties. Any term, provision or condition of this Agreement to the contrary notwithstanding, HL UK has not, and by the execution and acceptance of this Agreement hereby expressly disclaims, any obligation or responsibility for the management, conduct or operation of the business and affairs of OGC. Any term or condition hereof permitting HL UK to disburse funds, whether from the proceeds of the Note or otherwise, or to take or refrain from taking any action with respect to OGC, shall be deemed to be solely for the benefit of HL UK and may not be relied upon by any other Person. A Person who is not a party to this agreement cannot enforce, or enjoy the benefit of, any term of this agreement under the Contracts (Rights of Third Parties) Act 1999.

6.11                    No Fiduciary Obligations.  For the avoidance of doubt, OGC is not, and shall not be deemed to be, acting as an agent or fiduciary of HL UK under the Cash Management Policy or otherwise, and shall have no fiduciary or other obligations to HL UK with regard to the use of amounts advanced under this Agreement, other than the obligation to repay upon demand pursuant to Section 3.5 hereof.

6.12                    Tax Matters.

(a)                               If OGC shall be required by law to deduct any Covered Taxes from or in respect of any sum payable under this Agreement or the Note such sum shall be increased as may be necessary so that, after making all such deductions, HL UK receive an amount equal to the sum they would have received had no such deduction for Covered Taxes been made.  If OGC shall be required by law to deduct or withhold any taxes other than Covered Taxes from or in respect of any sum payable hereunder, HL UK shall be treated for all purposes of this Agreement and the Note as having received any such amounts so deducted or withheld.

(b)                              If HL UK is entitled to an exemption from or reduction of withholding tax with respect to payments made under this Agreement or the Note, HL UK shall deliver to OGC, at the time or times reasonably requested by OGC, such properly completed and executed documentation reasonably requested by OGC as will permit such payments to be made without withholding or at a reduced rate of withholding or to determine whether or not HL UK is subject to backup withholding or information reporting requirements, including, without limitation, an appropriate Internal Revenue Service Form W-8.

(c)                               If a payment made to HL UK under this Agreement or the Note would be subject to U.S. federal withholding tax imposed by FATCA if HL UK were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), HL UK shall deliver to OGC at the time or times prescribed by law and at such time or times reasonably requested by OGC such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by OGC as may be necessary for OGC to comply with its obligations under FATCA and to determine that HL UK has complied with HL UK’s obligations under FATCA or to determine the amount to deduct and withholding from such payment.

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IN WITNESS WHEREOF, HL UK and OGC have executed this Agreement as of the date first written above.

HOULIHAN LOKEY CAPITAL (HOLDINGS) LTD.

By:
Name:
Title:

ORIX GLOBAL CAPITAL, LTD.

By:
Name:
Title:

EXHIBIT A

GLOSSARY OF DEFINED TERMS

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in London, England are authorized or required by law to close.

“Cash Management Documents” means this Agreement, together with all Exhibits and Schedules hereto and all other documents and instruments, now or hereafter executed by or on behalf of OGC or the Guarantor in favour of HL UK in connection with this Agreement, including any and all promissory notes (including the Note), security agreements, financing statements, or other documents or instruments, and any and all modifications or extensions or supplements to or replacements for, in whole or in part, any of the foregoing.

“Code” means the Internal Revenue Code of 1986, as amended.

“Covered Taxes” means any tax of any kind, but excluding (a) franchise taxes, branch profits and taxes imposed on or measured by the net income or receipts of HL UK under the law of any jurisdiction, (b) any such withholding tax that is in effect and would apply to a payment to HL UK at the time HL UK becomes a party to this Agreement, (c) taxes attributable to HL UK’s failure to comply with Section 6.12(b) or Section 6.12(c) and (d) any amounts required to be withheld under FATCA.

“Event of Default” means any of the events specified in Sections 5.1 to 5.5 hereof inclusive, provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, any intergovernmental agreement between a non-U.S. jurisdiction and the United States of America with respect to the foregoing and any law, regulation or practice adopted pursuant to any such intergovernmental agreement.

“Guarantor” means ORIX USA Corporation.

“Guaranty” means the Guaranty, dated as of the date hereof, executed by Guarantor in favor of HL UK, as such agreement may be amended, supplemented or otherwise modified from time to time.

“Interest Period” means (a) initially, the period commencing on the date hereof and ending on the last day of the immediately following calendar month; and (b) thereafter, each period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the following calendar month; provided that, in each of the case of clauses (a) and (b), (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period, and (iii) no Interest Period shall extend beyond the date on which Advances hereunder are repaid in full.

“Maturity Date” means the date two years after the date of this Agreement.

“Note” means that certain Promissory Note executed by OGC for the benefit of HL UK, a copy of which is attached hereto as Exhibit B.

“Obligations” means all indebtedness, obligations and liabilities (including extensions and renewals thereof) of OGC to HL UK of every kind and description, direct or indirect, now existing or hereafter arising, due or to become due, absolute or contingent, arising under, and in accordance with, the terms of this Agreement, the Note and the other Cash Management Documents, including all costs and expenses incurred in the collection of the same.

“Payment Date” means the first Business Day of each calendar month, commencing on the first day of the month following the date of this Agreement, and continuing monthly until the full amount of the Advances are repaid in accordance with this Agreement and the Note (whether by acceleration or otherwise).

“Person” means an individual, a partnership, a limited liability company, a corporation, a business trust, a joint stock company, a trust, an unincorporated association, a joint venture, a governmental authority or any other entity.

“Termination Date” means the earliest of (a) the Maturity Date, (b) date of the termination of the Agreement by either party upon notice pursuant to Section 2.3 and (c) the date on which obligations under this Agreement become due and payable pursuant to Section 5.6(a) or otherwise.

EXHIBIT B

PROMISSORY NOTE

London, England

Section 1.                               FUNDAMENTAL PROVISIONS

The following terms will be used as defined terms in this Promissory Note (as it may be amended, modified, extended and renewed from time to time, the “Note”):

Promissee:	Houlihan Lokey Capital (Holdings) Ltd., a company incorporated in England. (“HL UK”)
Promissor:	ORIX Global Capital, Ltd., a company incorporated in England. (“OGC”)

Credit Balance: Amount:	Up to an aggregate of USD one hundred and fifty million dollars ($150,000,000).

Interest Rate:

Each Advance shall bear interest on the outstanding principal balance at a per annum rate equal to LIBOR Rate plus 165 basis points (any such rate, subject to the terms hereof, the “Interest Rate”). The Interest Rate shall be reset on the first Business Day of each calendar month. OGC will make interest payments on the aggregate outstanding amount of the Advances either (a) one month in arrears on each Payment Date and upon payment in full of the outstanding amount (whether by acceleration, stated maturity or otherwise) on the Termination Date, or (b) if the total amount of all Advances (plus interest accrued and added to the amount outstanding in accordance with Section 3.3(b) of the Cash Management Agreement) outstanding would not exceed the Commitment, OGC may elect to add interest accruing on such Advances on any given Payment Date to the balance outstanding thereunder. Interest will be calculated daily on the basis of a 360 day year on balance outstanding under the Advances for the actual number of days elapsed.

Maturity Date:	The date two years after the date of the Cash Management Agreement.

Termination Date:

The earliest of (a) the Maturity Date, (b) date of the termination of the Cash Management Agreement by either party upon notice pursuant to Section 2.3 of the Cash Management Agreement and (c) the date on which obligations under the Cash Management Agreement and this Note become due and payable pursuant to Section 5.6(a) of the Cash Management Agreement or otherwise.

Business Day:	Any day of the year other than Saturdays, Sundays and legal holidays on which commercial banks in London, England are authorized or required to be closed.

Cash Management Documents:	The Cash Management Agreement, the Guaranty, this Note and any other documents securing the repayment of the Note.

Advances:	The Advances from HL UK to OGC in the aggregate amount and evidenced by this Note.

Cash Management Agreement:	The Cash Management Agreement of even date herewith by and between OGC and HL UK.

Defined Terms:	Defined terms used but not otherwise defined in this Note shall have the meanings ascribed to such terms in the Cash Management Agreement.

Section 2.                               PROMISE TO PAY.

For value received, OGC promises to pay to the order of HL UK, in accordance with the payment procedure set forth in Section 3.6 of the Cash Management Agreement, the outstanding aggregate amount of the outstanding Advances, together with accrued interest from the date of disbursement of an Advance on the unpaid balance at the applicable Interest Rate for such Advance.

Section 3.                               INTEREST; PAYMENTS.

(a)       Subject to Section 3(d) below, from the date hereof, interest shall accrue on the unpaid balance of this Note at the applicable Interest Rate (“Interest”).

(b)      Subject to Section 3.3(b) of the Cash Management Agreement, all accrued but unpaid Interest on the unpaid Advance balances shall be payable one month in arrears on or before the first Business Day of each month, commencing on the first day of the month following the date of this Note and continuing through and including the final payment in full of the aggregate amount of the Advances (“Payment Date”).

(c)       OGC shall make payment of all unpaid Advance balances, interest, and any other amounts due hereunder on the Termination Date, in same day funds, not later than 4:00 p.m. (London time). If any payment of Advance balances and interest to be made by OGC hereunder shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in computing the interest in such payment.

(d)     If any payment of Advance balances or interest or any other amount payable hereunder or under any other Cash Management Document is not paid when due, whether on the scheduled Payment Date, the Termination Date or any earlier date as a result of acceleration of this Note after an Event of Default, then the amount then due and unpaid shall thereafter bear interest until paid at a rate (“Default Interest Rate”)

per annum (based on a 360 day year, actual days elapsed) equal to the applicable Interest Rate plus two percent (2%) per annum, and such accrued interest at the Default Interest Rate shall be due and payable by OGC on demand by HL UK.

Section 4.                               PREPAYMENTS.

OGC may prepay the outstanding balance of the Advances (or any part thereof), as provided for in the Cash Management Agreement.

Section 5.                               LAWFUL MONEY.

The aggregate amount of the Advances and interest thereon are payable in lawful money of the United States.

Section 6.                               APPLICATION OF PAYMENTS.

Provided that no Event of Default shall have occurred and be continuing, the amount of all such payments received by HL UK hereunder from OGC shall be applied by HL UK, first, against all costs and expenses incurred by HL UK hereunder; second, against accrued but unpaid interest on the outstanding Advances; and third, against the unpaid balance of the Advances. If an Event of Default shall have occurred and be continuing any payments received by HL UK after the occurrence of an Event of Default, shall be applied to the amounts specified in this Section 6 in such order as HL UK may, in its sole discretion, elect.

Section 7.                               WAIVER.

OGC hereby waives demand for payment, presentment for payment, protest, notice of nonpayment, notice of protest, notice of intent to accelerate, notice of acceleration, notice of dishonour, and notice of nonpayment, and all other notices or demands of any kind (except notices specifically provided for in the Cash Management Documents and agreed to in writing by HL UK) and expressly agrees that, without in any way affecting the liability of OGC, the holder hereof may by notice in writing extend any maturity date or the time for payment of any installment due hereunder, otherwise modify the Cash Management Documents, accept additional security, release any Person liable, and release any security or guaranty. OGC waives, to the full extent permitted by law, the right to plead any and all statutes of limitations as a defence.

Section 8.                               LAWYERS’ FEES.

If this Note is not paid when due or if any Event of Default occurs, OGC promises to pay all costs of enforcement and collection and preparation therefor, including but not limited to, reasonable lawyers’ fees, whether or not any action or proceeding is brought to enforce the provisions hereof (including without limitation, all such costs incurred in connection with any bankruptcy, receivership or other court proceedings (whether at the trial or appellate level).

Section 9.                               SEVERABILITY.

If any provision of this Note is unenforceable, the enforceability of the other provisions shall not be affected and they shall remain in full force and effect.

Section 10.                       HEADINGS.

Headings at the beginning of each numbered Section of this Note are intended solely for convenience and are not part of this Note.

Section 11.                       APPLICABLE LAW.

Any dispute of claim relating to this Note (including non-contractual disputes or claims) shall be governed by and construed in accordance with the laws of England and Wales and the parties irrevocably submit for all purposes to the exclusive jurisdiction of the English Courts in connection with any dispute or claim arising out of or in connection with this Note or its subject matter or formation (including non-contractual disputes or claims).

Section 12.                       INTEGRATION.

The Cash Management Documents contain the complete understanding and agreement of the holder hereof and OGC and supersede all prior representations, warranties, agreements, arrangements, understandings and negotiations.

Executed and delivered as a Deed this            day of                  , 2015.

ORIX GLOBAL CAPITAL, LTD.

By:
Name:
Title:

Witnessed by:

Name:

Address:

CONFIDENTIAL

GUARANTEE AGREEMENT

dated as of

July [•], 2015

among

ORIX USA CORPORATION

and

HOULIHAN LOKEY CAPITAL (HOLDINGS) LTD.

TABLE OF CONTENTS

_________________

GUARANTEE AGREEMENT dated as of July [•], 2015 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), between ORIX USA Corporation, a Delaware corporation (“ORIX”), and Houlihan Lokey Capital (Holdings) Ltd., a UK private limited Company (“HL UK”).

Reference is made to the Cash Management Agreement entered into on July [•], 2015 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Cash Management Agreement”), by and between HL UK and ORIX Global Capital, Ltd., a UK private limited company  (“OGC”).

HL UK has agreed to make advances to OGC pursuant to, and upon the terms and conditions specified in, the Cash Management Agreement.  The obligations of the HL UK to make advances to OGC are conditioned upon, among other things, the execution and delivery of this Agreement by ORIX.  ORIX is an affiliate of OGC, will derive substantial benefits from the making of advances to OGC pursuant to the Cash Management Agreement and is willing to execute and deliver this Agreement in order to induce HL UK to extend such credit.

Accordingly, the parties hereto agree as follows:

SECTION 1.  Definitions.

(a)     Terms Defined in Cash Management Agreement.  Terms defined in the Cash Management Agreement and not otherwise defined in subsection (b) of this Section 1 have, as used herein, the respective meanings provided for therein.

(b)     Additional Definitions.  The following additional terms, as used herein, have the following meanings:

“Cash Management Agreement” shall have the meaning assigned to such term in the preliminary statement of this Agreement.

“Guarantee” means, with respect to ORIX, its guarantee of the Guaranteed Obligations under Section 2.

“Guaranteed Obligations” means the Obligations.

SECTION 2.  Guarantee by ORIX.

(a)     Guarantees.  ORIX absolutely and unconditionally guarantees as a guarantee of payment and performance and not merely as a guarantee of collection, payment and performance of all Guaranteed Obligation (whether at stated maturity, upon acceleration or otherwise).

(b)     Guarantees Unconditional.  Except as otherwise expressly provided herein, the obligations of ORIX under its Guarantee shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

(i)         any extension, renewal, settlement, compromise, waiver, discharge or release in respect of any Obligation, by operation of law or otherwise;

(ii)        any discharge, release, impairment, non-perfection or invalidity of any future direct or indirect security for any Obligation;

(iii)       any change in the corporate existence, structure or ownership of ORIX, OGC, or any other Person or any of their respective subsidiaries, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any ORIX, OGC, or any other Person or any of their assets or any resulting release or discharge of any Guaranteed Obligation hereunder;

(iv)       the existence of any claim, set-off or other right that ORG or ORIX may have at any time against HL UK; provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

(v)        any invalidity or unenforceability relating to or against ORIX, OGC or any other Person for any reason hereunder, or any provision of applicable law or regulation purporting to prohibit the payment of any Guaranteed Obligation by ORIX, OGC or any other Person;

(vi)       any other act or omission to act or delay of any kind by ORIX, OGC, HL UK or any other Person, or any other circumstance whatsoever that might, but for the provisions of this clause (vi), constitute a legal or equitable discharge of or defense to any obligation of ORIX hereunder.

(c)     Termination.  This Agreement is a continuing and irrevocable guaranty of all Guaranteed Obligations now or hereafter existing and shall remain in full force and effect until all Guaranteed Obligations and any other amounts payable under this Agreement are indefeasibly paid and performed in full and any commitments of HL UK with respect to the Guaranteed Obligations are terminated (in each case, other than contingent indemnification, cost, expense and expense reimbursement obligations as to which no claim has been asserted).  If at any time any payment of a Guaranteed Obligation is rescinded or must be otherwise restored or returned upon the insolvency or receivership of ORIX or otherwise, the Agreement shall be reinstated with respect thereto as though such payment had been due but not made at such time.

(d)     Waiver by Guarantors.  ORIX irrevocably waives acceptance hereof and of the extension or continuation of the Guaranteed Obligations or any part thereof.  ORIX further waives presentment, demand, protest and any notice not expressly provided for herein, as well as any requirement that at any time any action be taken by any Person against ORIX, OGC or any other Person.

(e)     Subrogation.  To the extent that ORIX makes a payment with respect to a Guaranteed Obligation hereunder it shall be subrogated to the rights of the payee against OGC with respect to such payment; provided that ORIX shall not exercise any right of subrogation, contribution or similar rights with respect to such payment until all

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Guaranteed Obligations and any other amounts payable under this Agreement are indefeasibly paid and performed in full and any commitments of HL UK with respect to the Guaranteed Obligations are terminated. If any amounts are paid to ORIX in violation of the foregoing limitation, then such amounts shall be held in trust for the benefit of HL UK and shall forthwith be paid to HL UK to reduce the amount of the Guaranteed Obligations, whether matured or unmatured.

(f)      Exhaustion of Other Remedies Not Required.  The obligations of ORIX hereunder are those of primary obligor, and not merely as surety, and are independent of the Guaranteed Obligations.  ORIX waives diligence by HL UK and action on delinquency in respect of the Guaranteed Obligations or any part thereof, including, without limitation any provisions of law requiring HL UK to exhaust any right or remedy or to take any action against OGC, any other guarantor or any other person, entity or property before enforcing this Guaranty against ORIX.

(g)     Stay of Acceleration.  If acceleration of the time for payment or performance of any Guaranteed Obligation by OGC is stayed by reason of the insolvency or receivership of OGC or otherwise, all Guaranteed Obligations otherwise subject to acceleration hereunder shall nonetheless be payable ORIX forthwith on demand by HL UK.

(h)     No Setoff or Deductions; Taxes.  All payments by ORIX hereunder shall be subject to Section 6.12 of the Cash Management Agreement, it being understood that references to OGC therein shall mean ORIX for purposes of this Section 2(h).

(i)      Subordination.  ORIX hereby subordinates the payment of all obligations and indebtedness of OGC owing to ORIX, whether now existing or hereafter arising, including but not limited to any obligation of OGC to ORIX as subrogee of HL UK or resulting from ORIX’s performance under this Agreement to the indefeasible payment and performance in full of all Guaranteed Obligations; provided that (a) so long as no Event of Default (as defined in the Cash Management Agreement) has occurred and is continuing, ORIX may continue to make and accept payments on such obligations and indebtedness, and (b) upon the occurrence and during the continuation of an Event of Default, ORIX may continue to make and accept payments on such obligations and indebtedness with HL UK’s consent.  If HL UK so requests, any such obligation or indebtedness of OGC to ORIX shall be enforced and performance received by ORIX as trustee for HL UK and the proceeds thereof shall be paid over to HL UK on account of the Guaranteed Obligations, but without reducing or affecting in any manner the liability of ORIX under this Guaranty.

SECTION 3.  General Representations and Warranties.  ORIX represents and warrants on the Effective Date that:

(i)         ORIX is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

(ii)        The execution and delivery of this Agreement by ORIX and the performance by it of its obligations under this Agreement are within its corporate

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or other organizational powers and have been duly authorized by all necessary corporate or other organizational action.

(iii)       ORIX’s obligations under this Agreement are legal, valid, binding and enforceable, except to the extent that enforcement may be affected by laws relating to bankruptcy, reorganization, insolvency and creditors’ rights and by the availability of injunctive relief, specific performance and other equitable remedies.

(iv)       The making and performance of this Agreement by ORIX does not and will not violate in any material respect the provisions of any applicable law, regulation or order, and does not and will not result in the breach of, or constitute a default or require any consent (that has not been obtained) under, any material agreement, instrument, or document to which ORIX is a party or by which ORIX or any of its property may be bound or affected

(v)        All consents, approvals, licenses and authorizations of, and filings and registrations with, any governmental authority required under applicable law and regulations for the making and performance of this Agreement by ORIX have been obtained or made and are in full force and effect.

SECTION 4.  Fees and Expenses; Indemnification.

(a)     Fees and Expenses.  ORIX will, forthwith upon demand, pay to HL UK all reasonable and documented expenses incurred by HL UK (including the reasonable and documented fees, charges and disbursements of one counsel for HL UK) in any way relating to the enforcement or protection of the HL UK’s rights under this Agreement, including any incurred in the preservation, protection or enforcement of any rights of HL UK in any case commenced by or against ORIX under the Bankruptcy Code (Title 11, United States Code) or any similar or successor statute.

(b)     Indemnification.  ORIX shall indemnify HL UK against, and hold it harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel and consultant or other expert fees, charges and disbursements, incurred by or asserted against it arising out of, in any connection with, or as a result of this Agreement or the performance of ORIX of its obligations hereunder provided that the foregoing shall not apply to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by a final and non-appealable judgment to have resulted primarily from the gross negligence, bad faith or willful misconduct of HL UK.

SECTION 5.  Notices.  Each notice, request or other communication given to any party hereunder shall be given in accordance with Section 6.1 of the Cash Management Agreement, and in the case of any such notice, request or other communication to ORIX, shall be given to it in care of OGC.

SECTION 6.  No Waiver; Enforceability.  No failure by HL UK to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as

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a waiver thereof; nor shall any single or partial exercise of any right, remedy or power hereunder preclude any other or further exercise thereof or the exercise of any other right.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law or in equity.  The unenforceability or invalidity of any provision of this Agreement shall not affect the enforceability or validity of any other provision herein.

SECTION 7  Condition of Borrower.  ORIX acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from OGC such information concerning the financial condition, business and operations of OGC as ORIX requires, and that HL UK has no duty, and ORIX are not relying on HL UK at any time, to disclose to ORIX any information relating to the business, operations or financial condition of OGC.

SECTION 8.  Successors and Assigns.  This Agreement is for the benefit of HL UK.  If all or any part of HL UK’s interest in any Obligation is assigned or otherwise transferred in accordance with the term of the Cash Management Agreement, the transferor’s rights hereunder, to the extent applicable to the obligation so transferred, shall be automatically transferred with such obligation.  This Agreement shall be binding on ORIX and its respective successors and assigns; provided that ORIX may not assign any of its right, or delegate any of any obligations, this Agreement without the prior written consent of HL UK (and any attempted assignment without such consent shall be void).

SECTION 9.  Amendments and Waivers.  Neither this Agreement nor any provision hereof may be waived, amended, modified or terminated except pursuant to an agreement or agreements in writing entered into by HL UK and ORIX.

SECTION 10.  APPLICABLE LAW.  THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT, WHETHER IN TORT, CONTRACT (AT LAW OR IN EQUITY) OR OTHERWISE, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

SECTION 11.  WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY SUIT, ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY) DIRECTLY OR INDIRECTLY ARISING OUT OF, OR RELATING TO, THIS AGREEMENT OR THE TRANSACTIONS

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CONTEMPLATED HEREBY.  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.

SECTION 12.  Jurisdiction; Consent to Service of Process.

(a)     Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any U.S. Federal or New York State court sitting in the Borough of Manhattan, in the City of New York (or any appellate court therefrom) over any suit, action or proceeding arising out of, or relating to, this Agreement and agrees that all claims in respect of any such action or proceeding shall (except as permitted below) be heard and determined in such New York State or, to the extent permitted by law, federal court.  The parties hereto agree that service of any process, summons, notice or document by registered mail addressed to such person shall be effective service of process against such person for any suit, action or proceeding brought in any such court.  Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding has been brought in an inconvenient forum.  Each of the parties hereto agrees that a final judgment in any such action or proceeding may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(b)     Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of, or relating to, this Agreement in any court referred to in paragraph (a) of this Section 12.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, any claim or defense of an inconvenient forum to the maintenance of such action, suit or proceeding in any such court.

(c)     To the extent permitted by law, each party to this Agreement hereby irrevocably waives personal service of any and all process upon it and agrees that all such service of process may be made by registered mail (or any substantially similar form of mail) directed to it at its address for notices as provided for in Section 6.1 of the Cash Management Agreement.  Each party to this Agreement hereby waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any action or proceeding commenced hereunder that service of process was invalid and ineffective.  Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 13.  Severability.  To the extent permitted by law, any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity,

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illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 14.  Counterparts.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or by email as a “.pdf” or “.tif” attachment shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 15.  Headings.  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 16. Conflicts.  Notwithstanding anything to the contrary contained herein or in any other Cash Management Documents in the event of any conflict between the provisions contained in this Agreement and the provisions contained in the Cash Management Agreement, the provision contained in the Cash Management Agreement shall control.

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IN WITNESS WHEREOF, the parties hereto have caused this Guarantee Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

HOULIHAN LOKEY CAPITAL (HOLDINGS) LTD.

By:
Name:
Title:

ORIX USA CORPORATION

By:
Name:
Title: